UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 17, 2019

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DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2019, Diffusion Pharmaceuticals Inc. (the “Company”) received a public reprimand letter (the “Letter”) from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”). The Letter notified the Company that its recent offering of 5,104,429 shares of the Company’s common stock, pre-funded warrants to purchase 6,324,143 shares of the Company’s common stock and warrants to purchase 22,857,144 shares of the Company’s common stock completed on November 13, 2019 (the “Offering”) did not satisfy Nasdaq Listing Rule 5635(d) because (a) the Staff determined that the Offering was not a “public offering” as defined in Nasdaq Listing Rule IM-5635-3 and (b) more than 20% of the Company’s pre-Offering shares of common stock were issued in the Offering at a price calculated by the Staff to be less than minimum price required in an offering that did not meet the definition of a “public offering”. As a consequence, the Staff determined that approval by the shareholders of the Company was required for the Offering, and because such shareholder approval was not received, the Company violated the Nasdaq’s shareholder approval rules. The Staff determined delisting the Company’s common stock was not an appropriate sanction and closed this matter by issuing the public reprimand letter in accordance with Nasdaq Listing Rule 5810(c)(4). The receipt of the Letter has no effect on the listing of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2019	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
Name: David G. Kalergis
Title: Chief Executive Officer